                                                                      EXHIBIT 21
                                                                     Page 1 of 2

                         CRESTLINE CAPITAL CORPORATION
                                  SUBSIDIARIES

  1) CC Baltimore LLC
  2) CC Birmingham LLC
  3) CC GB Leasing LLC
  4) CC IM Corporation
  5) CC NEquity Corporation
  6) CC SPE Corporation
  7) CC USAGP LLC
  8) CCC Alpha Investment, Inc.
  9) CCC Boynton Beach, Inc.
 10) CCC Chesapeake LLC
 11) CCC Delaware, Inc.
 12) CCC Facilities Corporation
 13) CCC Financing I Corporation
 14) CCC Financing Limited, L.P.
 15) CCC Investments I, LLC
 16) CCC Leisure Park Corporation
 17) CCC of Kentucky, Inc.
 18) CCC Ohio Healthcare, Inc.
 19) CCC Pueblo Norte, Inc.
 20) CCC Retirement, Inc.
 21) CCC Retirement Communities II, L.P.
 22) CCC Retirement Partners, L.P.
 23) CCC Senior Living Corporation
 24) CCC Stratford LLC
 25) CCCL Leasing LLC
 26) CCCP Senior Living LLC
 27) CCDE Senior Living LLC
 28) CCFL Senior Living LLC
 29) CCHI DC LLC
 30) CCHI Key West LLC
 31) CCHP I Corporation
 32) CCHP II Corporation
 33) CCHP III Corporation
 34) CCHP IV Corporation
 35) CCMH Atlanta Marquis Corporation
 36) CCMH Calgary Corporation
 37) CCMH Courtyard I LLC
 38) CCMH Desert Springs Corporation
 39) CCMH Properties II Corporation
 40) CCMH Meadowvale Corporation
 41) CCMH Residence Inn LLC
 42) CCMH San Diego LLC
 43) CCMH Santa Clara Corporation
 44) CCMH Toronto AP Corporation
 45) CCMH Toronto EC Corporation
 46) CCMP Leasing Corporation
 47) CCOP Senior Living LLC

                                                                      EXHIBIT 21
                                                                     Page 2 of 2

                         CRESTLINE CAPITAL CORPORATION
                                  SUBSIDIARIES

 48) CCRI USA LLC
 49) CCSL Senior Living LLC
 50) Charlotte CBM LLC
 51) CHPT Leasing LLC
 52) CL Charlotte LLC
 53) Crestline Hotels & Resorts, Inc.
 54) Crestline Hotels & Resorts - Baltimore
 55) Crestline Hotels & Resorts - Kansas
 56) Crestline Res III Corporation
 57) Crestline Ventures LLC
 58) CSL Group, Inc.
 59) CSB Stratford LLC
 60) HMT Lessee Sub (SDM Hotel) LLC
 61) Leisure Park Venture LP LLC
 62) LTJ Senior Communities LLC
 63) Marriott Residence Inn USA Limited Partnership
 64) Panther GenPar, Inc.
 65) Panther Holdings Level I LP
 66) Portsmouth Hotel Associates, LLC
 67) Residence Inn III LLC
 68) SDM Hotel Corporation

                                      E-2